                                                                    EXHIBIT 4.07

                               GLOBALCENTER INC.
                             MANAGEMENT STOCK PLAN
                        EFFECTIVE AS OF JANUARY 7, 2000


                                January 7, 2000

SECTION 1.    INTRODUCTION.........................................................   1

SECTION 2.    DEFINITIONS..........................................................   1
              (a)      "Affiliate".................................................   1
              (b)      "Award".....................................................   1
              (c)      "Board".....................................................   1
              (d)      "Change In Control".........................................   1
              (e)      "Code"......................................................   2
              (f)      "Committee".................................................   2
              (g)      "Common Stock"..............................................   2
              (h)      "Company"...................................................   2
              (i)      "Consultant"................................................   3
              (j)      "Director" .................................................   3
              (k)      "Disability"................................................   3
              (1)      "Employee"..................................................   3
              (m)      "Exchange Act"..............................................   3
              (n)      "Exercise Price"............................................   3
              (o)      "Fair Market Value".........................................   3
              (p)      "Grant".....................................................   3
              (q)      "Incentive Stock Option" or "ISO............................   3
              (r)      "Nonstatutory Stock Option" or "NSO"........................   3
              (s)      "Option"....................................................   4
              (t)      "Optionee"..................................................   4
              (u)      "Parent"....................................................   4
              (v)      "Participant"...............................................   4
              (w)      "Plan"......................................................   4
              (x)      "Qualified Public Offering" ................................   4
              (y)      "Restricted Stock ..........................................   4
              (z)      "Restricted Stock Agreement"................................   4
              (aa)     "Securities Act"............................................   4
              (bb)     "Service"...................................................   4
              (cc)     "Shares" and "Stock"........................................   4
              (dd)     "Stock Option Agreement"....................................   4
              (ee)     "Subsidiary"................................................   4
              (ff)     "Termination Without Cause".................................   4
              (gg)     "Tracking Stock" ...........................................   5
              (hh)     "10-Percent Shareholder"....................................   5

SECTION 3.    ADMINISTRATION.......................................................   5
              (a)      Committee Composition.......................................   5
              (b)      Authority of the Committee..................................   5
              (c)      Indemnification.............................................   6
              (d)      Financial Reports...........................................   6

SECTION 4.    ELIGIBILITY..........................................................   6
              (a)      General Rules...............................................   6
              (b)      Incentive Stock Options ....................................   6

SECTION 5.    SHARES SUBJECT TO PLAN...............................................   7
              (a)      Basic Limitation............................................   7
              (b)      Additional Shares...........................................   7
              (c)      Dividend Equivalents........................................   7
              (d)      Limits on Options and SARs..................................   7
              (e)      Limits on Restricted Stock..................................   7

SECTION 6.    TERMS AND CONDITIONS OF OPTIONS .....................................   7
              (a)      Stock Option Agreement......................................   7
              (b)      Number of Shares............................................   7
              (c)      Exercise Price..............................................   7
              (d)      Exercisability and Term.....................................   7
              (e)      Modifications or Assumption of Options......................   8
              (f)      Transferability of Options..................................   8
              (g)      Restrictions on Transfer....................................   8

SECTION 7.    PAYMENT FOR OPTION SHARES............................................   8
              (a)      General Rule................................................   8
              (b)      Same Day Sale...............................................   8

SECTION 8.    TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK..................   9
              (a)      Time, Amount and Form of Awards.............................   9
              (b)      Restricted Stock Agreement..................................   9
              (c)      Payment for Restricted Stock................................   9
              (d)      Vesting Conditions .........................................   9
              (e)      Assignment or Transfer of Restricted Stock .................   9
              (f)      Trusts......................................................   9
              (g)      Voting and Dividend Rights .................................   9

SECTION 9.    ADJUSTMENT UPON CERTAIN EVENTS .....................................   10
              (a)      Generally..................................................   10
              (b)      Merger, Reorganization or Change in Control................   10
              (c)      Tracking Stock.............................................   10
              (d)      Participant Rights.........................................   10

SECTION 10.   LIMITATIONS ON RIGHTS...............................................   10
              (a)      Retention Rights ..........................................   10
              (b)      Stockholders' Rights.......................................   11
              (c)      Regulatory Requirements....................................   11

SECTION 11.   WITHHOLDING TAXES...................................................   11
              (a)      General....................................................   11
              (b)      Share Withholding..........................................   11

SECTION 12.   DURATION AND AMENDMENTS ............................................   11
              (a)      Term of the Plan...........................................   11
              (b)      Right to Amend or Terminate the Plan.......................   11

SECTION 13.   EXECUTION...........................................................   12

                               GLOBALCENTER INC.

                             MANAGEMENT STOCK PLAN

                        EFFECTIVE AS OF JANUARY 7, 2000

SECTION 1. INTRODUCTION.

     The Company's Board of Directors adopted this Plan as of January 7, 2000. The Board of Directors of Global Crossing Ltd. ratified this Plan as of April 12, 2000. To the extent Incentive Stock Options will be granted under the Plan, the stockholders of the Company and Global Crossing Ltd. will approve the Plan pursuant to the rules of Code Section 422. The Plan is effective as of January 7, 2000 (the "Effective Date").

     The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

     The Plan seeks to achieve this purpose by providing for Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options) and Awards of Restricted Stock.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or Stock Option Agreement or Restricted Stock Agreement.

SECTION 2. DEFINITIONS.

     (a) "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

     (b) "Award" means any award of an Option or Restricted Stock under the Plan.

     (c) "Board" means the Board of Directors of Global Crossing Ltd., as constituted from time to time.

     (d) "Change In Control" except as may otherwise be provided in the Stock Option Agreement or Restricted Stock Agreement, means the occurrence of any of the following:

          (i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the Effective Date, the Company, any trustee or other fiduciary holding securities under any of the Company's employee benefit plans, or any company owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock), becomes the Beneficial Owner, directly or indirectly, of the Company's securities, representing 30% or more of the combined voting power of the Company's then outstanding securities;

          (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in (i), (iii) or (iv) of this definition, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) The Company is merged or consolidated with any other company, other than a merger or consolidation which would result in the Company's stockholders immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the Company's voting securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation; or

          (iv) The complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than the Company's liquidation into a wholly-owned subsidiary.

          For the purposes of this definition the term "Beneficial Owner" means a "beneficial owner," as such term is defined in Rule 13d-3 under the Exchange Act, and "Person" means a "person," as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

     (g) "Common Stock" means the Company's common stock, $0.001 par value per Share.

     (h) "Company" means GlobalCenter Inc., a Delaware corporation.

     (i) "Consultant" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

     (j)  "Director" means a member of the Company's Board of Directors.

     (k) "Disability" means an illness or disability which has rendered the Employee or Director unable to perform on a full-time basis the duties of his or her employment for a period of more than twelve months during any twenty-four - month period.

     (l) "Employee" means any individual who is a common-law employee of the Company.

     (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Exercise Price" means the amount for which an Option may be exercised, as specified in the applicable Stock Option Agreement.

     (o) "Fair Market Value" means the market price of Stock, determined by the Committee as follows:

          (i) If the Stock were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

          (ii) If the Stock were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

          (iii) If the Stock were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such
                                                  -------------------
     determination shall be conclusive and binding on all persons.

     (p)  "Grant" means any grant of an Option under the Plan.

     (q) "Incentive Stock Option" or "ISO" means an incentive stock option described in Code section 422(b).

     (r) "Nonstatutory Stock Option" or "NSO" means a stock option that is not an ISO.

     (s) "Option" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

     (t) "Optionee" means an individual, estate or other entity that holds an Option.

     (u) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     (v) "Participant" means an individual or estate or other entity that holds an Award.

     (w) "Plan" means this GlobalCenter Inc. Management Stock Plan as it may be amended from time to time.

     (x) "Qualified Public Offering" means a bona fide initial public offering of the Company's stock listed on a public exchange and/or a bona fide offering by Global Crossing Ltd. of the Tracking Stock listed on a public exchange.

     (y)  "Restricted Stock" means a Share awarded under the Plan.

     (z) "Restricted Stock Agreement" means the agreement described in Section 8 evidencing each Award of Restricted Stock.

     (aa) "Securities Act" means the Securities Act of 1933, as amended.

     (bb) "Service" means service as an Employee, Director, Non-Employee Director or Consultant.

     (cc) "Shares" and "Stock" shall be used interchangeably to mean one share of Company Common Stock or one share of Tracking Stock issued by Global Crossing Ltd.

     (dd) "Stock Option Agreement" means the agreement described in Section 6 evidencing each Grant of an Option.

     (ee) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (ff) "Termination Without Cause" shall mean termination from Service for any reason other than:

          (i) conviction of a felony; or conviction of a crime of moral turpitude which causes serious economic injury or serious injury to the Company's reputation; or

          (ii) material breach of the Proprietary Information Agreement attached hereto as Exhibit "A" and incorporated herein by reference; or
                        ----------

          (iii) fraud or embezzlement; intentional misconduct or gross negligence which has caused serious and demonstrable injury to the Company or its affiliates; or

          (iv) egregious performance or failure to perform Employee or Director's duties; provided that a failure to achieve performance objectives shall not by itself constitute grounds for Termination for Cause; or

          (v) inability to perform duties by reason of a final, non-appealable determination by a court or arbitration board.

     (gg) "Tracking Stock" means a tracking stock issued by Global Crossing Ltd., registered on a publicly traded exchange, to track the business of the Company. Issuance of the Tracking Stock is subject to approval of the holders of Global Crossing Ltd. common stock pursuant to Bermuda law.

     (hh) "10-Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied

SECTION 3. ADMINISTRATION.

     (a) Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act.

     The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

     (b) Authority of the Committee. Subject to the provisions of the Plan and approval by the Global Crossing Ltd. Compensation Committee, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

          (i) selecting Employees, Directors and Consultants who are to receive Awards under the Plan;

          (ii) determining the type, number, vesting requirements and other features and conditions of such Awards;

          (iii)  interpreting the Plan; and

          (iv) making all other decisions relating to the operation of the Plan.

     The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. Except as provided above, the Committee's determinations under the Plan shall be final and binding on all persons.

     (c) Indemnification. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement or any Restricted Stock Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, further, that such member shall not be indemnified for actions taken by him or her in bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     (d) Financial Reports. To the extent required by applicable law, the Company shall furnish to Optionees the Company's summary financial information including a balance sheet regarding the Company's financial condition and results of operations, unless such Optionees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

SECTION 4. ELIGIBILITY.

     (a) General Rules. Only Employees, Directors and Consultants shall be eligible for Awards by the Committee.

     (b) Incentive Stock Options. Only Employees who are common-law employees of the Company shall be eligible for the grant of ISOs. In addition, an Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

SECTION 5. SHARES SUBJECT TO PLAN.

     (a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Stock or treasury Stock. The aggregate number of Stock reserved for Awards under the Plan shall not exceed 10% of the outstanding Stock of the Company upon adoption of the Plan, subject to adjustment pursuant to
Section 9.

     (b) Additional Shares. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan.

     (c) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

     (d) Limits on Options and SARs. No Employee, Director or Consultant shall receive Options and/or SARs to purchase Shares during any fiscal year covering in, excess of 5.5% of the outstanding Shares of the Company upon adoption of the Plan, subject to adjustment pursuant to Section 9.

     (e) Limits on Restricted Stock. No Employee, Director or Consultant shall receive Award(s) of Restricted Stock during any fiscal year covering in excess of 5.5% of the outstanding Shares of the Company upon adoption of the Plan, subject to adjustment pursuant to Section 9.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

     (a) Stock Option Agreement. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

     (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

     (c) Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. To the extent required by applicable law the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant.

     (d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (S) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

     (e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     (f) Transferability of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee.

     (g) Restrictions on Transfer. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Stock generally and shall also comply to the extent necessary with applicable law.

SECTION 7. PAYMENT FOR OPTION SHARES.

     (a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

         (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

         (ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this
     Section 7.

     (b) Same Day Sale. Following a Qualified Public Offering, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price.

SECTION 8. TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK.

     (a) Time, Amount and Form of Awards. Awards under the Plan may be granted in the form of Restricted Stock.

     (b) Restricted Stock Agreement. Each Award of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     (c) Payment for Restricted Stock. Restricted Stock may be issued with or without cash consideration under the Plan.

     (d) Vesting Conditions. Each Award of Restricted Stock shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or retirement or other events.

     (e) Assignment or Transfer of Restricted Stock.  Except as provided in
Section 12, or in a Restricted Stock Agreement, or as required by applicable law, a Restricted Stock granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void. However, this Section 8(e) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stocks in the event of the Participant's death, nor shall it preclude a transfer of Restricted Stocks by will or by the laws of descent and distribution.

     (f) Trusts. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to
(a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

     (g) Voting and Dividend Rights. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

SECTION 9. ADJUSTMENT UPON CERTAIN EVENTS.

     (a) Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or any distribution to shareholders of Shares other than regular cash dividends or any transactions similar to the foregoing, the Committee shall make such appropriate and equitable adjustment as it deems necessary in the number and kind of Shares or other securities issued or reserved for issuance under the Plan or pursuant to an outstanding Award or in the Exercise Price of any outstanding Award. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

     (b) Merger, Reorganization or Change in Control. In the event the Company is party to a merger or other reorganization, or in the event of a Change in Control, outstanding Awards shall be subject to the agreement of merger or reorganization, and the Committee shall make such appropriate an equitable
              --
adjustment as it deems necessary in the number and kind of Shares or other securities issued or reserved for issuance under the Plan or pursuant to an outstanding Award or in the Exercise Price of any outstanding Award. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

     (c) Tracking Stock. At the discretion of the Optionee, the Option shall be exercisable either for a percentage of Shares of common stock of the Company or for a percentage of shares of the Tracking Stock equal to the percentage of Shares subject to the Option, after taking into account the value of Company Inter-Group Interests of Global Crossing Ltd. in the Company, subject to such appropriate and equitable adjustment as the Committee deems necessary in the number and kind of Shares or other securities issued or reserved for issuance under the Plan or pursuant to an outstanding Award or in the Exercise Price of any outstanding Award, but without any adverse effect upon the Optionee. As used herein, "Inter-Group Interests" has the meaning given in that certain Certificate of Designations attached as a schedule to the Bye Laws of Global Crossing Ltd.

     (d) Participant Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 10. LIMITATIONS ON RIGHTS.

     (a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

     (b) Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 9.

     (c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 11. WITHHOLDING TAXES.

     (a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     (b) Share Withholding. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 12. DURATION AND AMENDMENTS.

     (a) Term of the Plan. The Plan, as set forth herein, shall become effective as of the date of its adoption by the Company's Board of Directors, subject to ratification by the Board and the stockholders of the Company and Global Crossing Ltd. In the event that the stockholders of the Company and of Global Crossing Ltd. fail to approve the Plan within twelve (12) months after its adoption, any ISOs awarded shall be null and void and no additional ISOs shall be awarded. To the extent required by applicable law, the Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 13(b).

     (b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect adversely any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders and the stockholders of Global Crossing Ltd. only to the extent required by applicable laws, regulations or rules.

SECTION 13. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.


                                  GLOBALCENTER INC.


                                  By:  ___________________________________
                                       Mark J. Coleman
                                       Executive Vice President & General
                                       Counsel


                                  GLOBAL CROSSING LTD.


                                  By:  ____________________________________
                                       James C. Gorton
                                       Senior Vice President & General
                                       Counsel

                               GLOBALCENTER INC.
                             MANAGEMENT STOCK PLAN

                               SUMMARY OF OPTION

     GlobalCenter Inc., a Delaware corporation (the "Company") and Global Crossing Ltd., hereby grant an Option to purchase shares of Company common stock (the "Options") to the Optionee named below. The terms and conditions of the Option are set forth in this Summary of Option, in the Non-Statutory Stock Option Agreement (the "Agreement") and in the Company's Management Stock Plan (the "Plan").

Grant Date: ((GrantDate))

Vesting Start Date: ((VestingStartDate))

Name of Optionee: ((Optionee))

Optionee's Social Security Number: ((SSN))

Number of Options: In accordance with Section 9 of the Plan, Options to acquire ((NumberOptions)) shares of the common stock of the Company as of the Grant Date.

Exercise Price per Share: ((Price))

     Subject to all the terms of the attached Agreement and the Plan, your right to exercise Options vests as to twenty-five percent (25%) of the total number of Options covered by this Agreement, as shown above, on the Vesting Start Date. Thereafter, the number of Options which you may purchase shall vest at the rate of twenty five percent (25%) on each of the first three (3) anniversaries of the Vesting Start Date. In addition, all Options shall become fully vested and exercisable (a) upon a Change in Control, (b) upon a change in control as defined in the 1998 Global Crossing Ltd. Stock Incentive Plan, (c) upon your death while employed by the Company, (d) upon your Disability while employed by the Company, (e) upon Termination Without Cause, or (f) upon your resignation due to a material diminution by the Company of your duties without your consent. The resulting aggregate number of vested Options will be rounded to the nearest whole number. Subject to the acceleration provisions of this paragraph, unvested Options will immediately expire upon termination of employment for any reason. At your discretion, the Options shall be exercisable for either a percentage of the common stock of the Company or for a percentage of shares of the Tracking Stock (as defined and further described in the attached Agreement).

                          [signature page to follow]

                              SUMMARY OF OPTIONS

                                SIGNATURE PAGE

     By signing this Summary of Option, you agree to all of the terms and conditions described in the Summary of Option and the attached Agreement and Plan.

GLOBAL CROSSING LTD.,
a Bermuda corporation

Name: James C. Gorton
Title: Senior Vice President and General Counsel

GLOBALCENTER INC.
a Delaware corporation

Name: Mark J. Coleman
Title: Executive Vice President and General Counsel


------------------------------------
Optionee's Signature


------------------------------------
Print Name

                               GLOBALCENTER INC.
                             MANAGEMENT STOCK PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT

The Plan and                    The text of the Plan is incorporated in this Agreement by
Other Agreements                reference. Certain capitalized terms used in this Agreement are defined in the Plan. This Agreement, the Plan and, where applicable, the Employment Agreement, constitute the entire understanding between you and the Company regarding this
                                Option. Any other prior agreements, commitments or
                                negotiations concerning this Option are superseded.

Nonstatutory Stock Option       This Option is not an Incentive Stock Option under section 422 of the Internal Revenue Code and will be interpreted
                                accordingly.

Vesting                         This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This
                                Option will vest according to the Vesting Schedule set forth in the attached Summary of Option.

Term                            Your Option will expire in any event at the close of business at  Company headquarters on the day before the 10th
                                anniversary of the Grant Date, as shown on the Summary of
                                Option. The unvested portion of your Option will expire upon termination of employment, except as provided in the Summary of Option. The vested portion of your Option will expire one
                                (1) year after termination of employment.

Leaves of Absence               For purposes of this Option, your employment does not
                                terminate when you go on a bona fide leave of absence, not to exceed 6 months during any 12 month period, that was approved by the Company, if the terms of the leave provide for
                                continued employment crediting, or when continued employment crediting is required by applicable law. Your employment
                                terminates in any event when the approved leave ends unless you immediately return to active work. The Committee
                                determines which leaves count for this purpose, and when your employment terminates for all purposes under the Plan.

Notice of Exercise              When you wish to exercise this Option, you must notify the
                                Company by filing the proper "Notice of Exercise" form at the address given on the form. The notice must specify the portion of the Option you wish to exercise. The notice will be
                                effective when full payment of the Option exercise price is received by

                                the Company. For purposes of exercising this Option and selling the underlying Stock, "you" includes the personal representative of a legally incapacitated Optionee. If someone other than you wants to exercise this Option, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment                 .  A notice of exercise must include payment of the Option exercise price. Payment may be made in one (or a combination)
                                   of the following forms:

                                   .  Cash, personal check, a cashier's check or a money order.

                                   .  Following a qualified public offering, shares acquired by exercise of the Options ("Shares") which have already been owned by the holder for more than six months and which
                                      are surrendered to the Company. The value of such shares,
                                      determined as of the effective date of the Option exercise, will be applied to the Option exercise price.

                                   .  Following a Qualified Public Offering, by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company payment of the aggregate exercise price.

Taxes                           Exercises of this Option will not be allowed unless arrangements are made that are acceptable to the Committee to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Shares acquired under this Option. In the event any amounts you receive or are deemed to receive in connection with this Option result in the imposition of excise tax under Code Section 4999 or any successor provision or comparable federal, state or local excise tax provision, the Company will make you whole with a "tax restoration payment" for the entire amount of such excise tax
                                (including any excise tax on the tax restoration payment), as well as any attendant income taxes, penalties and/or interest. All calculations of excise taxes and tax restoration payments shall be made by the firm that is the
                                Company's auditors prior to a Change in Control.

The Company's Right of First    In the event that, prior to a Qualified Public Offering of the
 Refusal                        Company, you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the "Right of
                                First Refusal" with respect to all (and not less than all) of such Options.  If you desire to transfer Shares acquired under this Agreement, you must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed
                                transferee.

                                The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding
                                commitment of both parties to the transfer of the Shares. The
                                Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty
                                (30) days after the date when the Transfer Notice was received by the Company. The Company's rights under this subsection shall be freely assignable, in whole or in part.

                                If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the
                                Transfer Notice, you may, not later than ninety (90) days
                                following receipt of the Transfer Notice by the Company,
                                conclude a transfer of the Shares subject to the Transfer
                                Notice on the terms and conditions described in the Transfer
                                Notice.  Any proposed transfer on terms and conditions
                                different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require
                                compliance with the procedure described in the paragraph
                                above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within ten (10) days after the exercise; provided, however, that in the event the
                                Transfer Notice provided that payment for the Shares was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the
                                Shares with lawful money equal to the present value
                                (discounted at the Applicable Federal Rate as defined in
                                Section 1274(d)(2) of the Code) of the consideration described in the Transfer Notice.

                                The Company's Right of First Refusal shall inure to the
                                benefit of its successors and assigns and shall be binding upon any

                                transferee of the Shares.

Right of Repurchase             Prior to a Qualified Public Offering of the Company, following termination of your employment for any reason, the Company shall have the right to purchase all of those Shares that you have or will acquire under this Option. If the Company
                                exercises its right to purchase such Shares, the purchase
                                price shall be the Fair Market Value of those Shares on the date of purchase and shall be paid in cash. The Company will notify you of its intention to purchase such Shares on or
                                before the later of sixty (60) days after such termination or six ( 6) months after exercise, and will consummate the
                                purchase within ten (10) days after such notification. If the
                                Company is prohibited by applicable law from exercising a
                                right of repurchase, then the Company may assign such right to its shareholders and/or a Parent.

Transfer of Option              You cannot transfer or assign this Option other than by will or the laws of descent or distribution or as otherwise
                                provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid.
                                Notwithstanding the preceding paragraph, you may transfer this
                                Option with respect to not less than 25,000 Shares, by gift, to a Family Member. For this purpose, "Family Member" means any child, stepchild, grandchild, parent, stepparent,
                                grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons
                                (or you) control the management of assets, and any other
                                entity in which these persons (or you) own more than fifty percent of the voting interests. A Family Member transferee is hereafter referred to as a "Permitted Transferee." Before any such transfer of this Option is effectuated, however, the
                                Company must be notified in advance in writing of the terms and conditions of the proposed transfer and the Company must determine that the proposed transfer complies with applicable law and the requirements of the Plan and this Option. Any
                                purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify hereunder shall be void and unenforceable against the Company. The terms of this Option (including the post-termination of Service
                                exercise periods) shall apply to your beneficiaries,
                                executors, administrators and Permitted Transferees (including the beneficiaries, executors

                                and administrators of the Permitted Transferees), including the right to agree to any amendment of this Option, except that
                                Permitted Transferees shall not transfer this Option other than by will or by the laws of descent and distribution. The Company is under no obligation to provide notice to a Permitted Transferee of your termination of Service. This Option shall be exercised only by you (including, in the case of a transferred Option, by a Permitted
                                Transferee), or, in the case of your death, by your executor or administrator (including, in the case of a transferred Option, by the executor or administrator of the Permitted Transferee. Before a
                                Permitted Transferee will be allowed to exercise this Option, you must make acceptable arrangements to pay any withholding or other taxes that may be due as a result of exercising this Option. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize any spouse's interest in your Option.

Retention Rights                Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in
                                any capacity. The Company (or any Parent and any Subsidiaries or Affiliates)
                                reserves the right to terminate your employment at any time and for any reason.

No Stockholder Rights           You, your Permitted Transferee, your estate or your heirs have no rights as a stockholder of the Company until a certificate for your Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments                     In the event of any change in the outstanding Stock after the Effective
                                Date by reason of any Stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Stock or other corporate exchange or any distribution to shareholders of Stock other than regular cash dividends or any transactions similar to the foregoing, the
                                Committee shall make such appropriate and equitable adjustment as it deems necessary in the number and kind of Shares or other securities issued or reserved for issuance under the Plan or pursuant to an outstanding Award or in the Exercise Price of any outstanding Award. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                                In the event the Company is party to a merger or other

                                reorganization, or in the event of a Change in Control, the
                                Option shall be subject to the agreement of merger or
                                reorganization (subject, however, to any vesting acceleration provided for herein or in the attached Summary of Option), and the Committee shall make such appropriate and equitable
                                adjustment as it deems necessary in the number and kind of
                                Shares or other securities issued or reserved for issuance under the Plan or pursuant to an outstanding Award or in the
                                Exercise Price of any outstanding Award. Any such adjustment made by the Committee shall be final and binding upon the
                                Optionee, the Company and all other interested persons.

                                Except as provided herein, you shall have no rights by reason of any issue by the Company of stock of any class or
                                securities convertible into stock of any class, any
                                subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                                At the Optionee's discretion, the Option shall be exercisable for either a percentage of Shares of the common stock of the
                                Company or a percentage of shares of the Tracking Stock equal to the percentage of Shares subject to the Option, after
                                taking into account the value of Company Inter-Group Interests of Global Crossing Ltd. in the Company, subject to such
                                appropriate and equitable adjustment as the Committee deems necessary in the number and kind of Shares or other securities issued or reserved for issuance under the Plan or pursuant to an outstanding Award or in the Exercise Price of any
                                outstanding Award, but without any adverse effect upon the
                                Optionee. As used herein, "Inter-Group Interests" has the
                                meaning given in that certain Certificate of Designations
                                attached as a schedule to the Bye Laws of Global Crossing Ltd.

Legends                         All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

                                       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
                                       CERTAIN RESTRICTIONS ON TRANSFER AND SHARES TO PURCHASE SUCH
                                       SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE
                                       REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A
                                       COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF
                                       THE COMPANY AND WILL BE


                                       FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF
                                       RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."
                                       "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                                       OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED
                                       WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF
                                       COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS
                                       NOT REQUIRED."

Binding Arbitration             Any controversy arising out of or relating to this Agreement, the Summary of Option or the Plan shall be settled by binding arbitration in accordance with the Employment
                                Dispute Resolution Rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by the Company and Optionee. Neither party shall be entitled to recover attorney's fees or costs expended in the course of such arbitration or enforcement of the awarded rendered thereunder. The location for the arbitration shall be Los Angeles County, California.

Applicable Law                  This Agreement will be interpreted and enforced under the laws of the State of
                                California.

     By signing the Summary of Option, you agree to all of the terms and conditions described in the Summary of Option, this Agreement and the Plan.